UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 07, 2011

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 07, 2011, the Board of Directors of National Rural Utilities Cooperative Finance Corporation (“CFC”) elected J. David Wasson, Jr., age 65, as President for a term to expire at the end of the 2012 CFC Annual Meeting.  Mr. Wasson has served on the CFC board since 2006 and as the Vice President of CFC since 2010. Mr. Wasson has been the president and CEO of Laurens Electric Cooperative, Inc. in Laurens, SC since 1973. He has served on the board of directors of Central Electric Cooperative since 2009 and the board of directors of New Horizon Electric Cooperative since 1997. Mr. Wasson has been a board member of the South Carolina Electric Cooperative Association since 1975 and served as chairman from December 1983 to December 1985. He also serves as a director of The Palmetto Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
       Steven L. Lilly
       Senior Vice President and Chief Financial Officer

Dated:  March 9, 2011